Exhibit 99.1

Yak Communications to Delay Filing Form 10-Q

Management Announces Quarterly Sales of $24 million for Second Quarter of Fiscal 2005

MIAMI & TORONTO—(BUSINESS WIRE)—Feb. 23, 2005—Yak Communications Inc. (NASDAQ:YAKC - News), a provider of telecommunication services to residential and business customers, announced that the Company has delayed the filing of its Form 10-Q for the fiscal quarter ended December 31, 2004 beyond the extended filing deadline of February 22, 2005.

The delay is the result of a continuing difference of opinion with its newly appointed auditors Deloitte & Touche LLP over the accounting treatment related to the complex accounting for the transaction of a software acquisition and some other tax matters, in which the Company may have used an incorrect accounting treatment.

“We hope to resolve this matter shortly,” said Charles Zwebner, Chairman and CEO. “Given that the accounting issues involve non-cash items, we expect no impact to our current operating income and expenses.” Revenues for the quarter were approximately $24,000,000 US and EBITDA $2,900,000 US. The revenues represent an increase of 14% over the previous quarter. “We are pleased that the operating performance of the Company still demonstrates continued growth,” added Zwebner.

The Company’s Audit Committee and its advisors, in consultation with Deloitte, continue to evaluate the application of certain accounting principles with respect to these transactions. The primary nature of this analysis has not materially changed or expanded beyond what was announced on February 16.

About Yak Communications Inc.

Yak Communications Inc. (the “Company”) (NASDAQ:YAKC - News) is an Integrated Communications Provider (ICP) offering a full array of long distance (1+, toll free and dial-around), local lines, travel cards, cellular long distance, data services, and broadband voice (VoIP) to residential and small businesses in North America over high speed internet access. Yak currently serves approximately 860,000 customers for its traditional telecom services. For more information, visit www.yak.com.

Forward Looking Statements:

Statements contained in this news release, which are not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this news release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company’s actual results to differ materially from such forward-looking statements.

Words such as “projects”, “believe”, “anticipates”, “estimate”, “plans”, “expect”, “intends”, and similar words and expressions are intended to identify forward-looking statements and are based on our current expectations, assumptions, and estimates about us and our industry. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, risks and uncertainties. These factors, risks and uncertainties include, without limitation, the Company’s success in integrating the operations of its newly-acquired businesses, and associated reduction in costs, the successful implementation of its business plans including growth of existing product offerings, strategic acquisitions and development of broadband telephony products, the successful integration of new management team members, continued and increased demand for its services, the successful deployment of new equipment and realization of material savings there from, competition from larger and/or more experienced telecommunications providers, its ability to continue to develop its markets, general economic conditions, changes in governmental regulation, and other factors that may be more fully described in the Company’s literature and periodic filings with the Securities and Exchange Commission. You are urged to carefully review and consider these disclosures, which describe certain factors that affect our business.

Yak Communications Inc. (NASDAQ:YAKC - News)

Contact:

Yak Communications, Inc.

Larry Turel

Investor Relations

(305) 933-8322 ext 105

larry@yak.com

www.yak.com

OR

The Anne McBride Company, Inc.

Kathy Price

Investor Relations

(212) 983-1702, x212

kprice@annemcbride.com

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